TO BE EFFECTIVE DECEMBER 14, 2001

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                     STRONG CONSERVATIVE EQUITY FUNDS, INC.

         The undersigned Assistant Secretary of Strong Conservative Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's Investor Series of the Strong American Utilities Fund as the Investor Series of the Strong Dividend Income Fund, as indicated below.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

                                                                       AUTHORIZED NUMBER OF
        CLASS                                        SERIES            SHARES

         Strong Advisor U.S. Value Fund              Class A           Indefinite
                                                     Class B           Indefinite
                                                     Class C           Indefinite
                                                     Class L           Indefinite
                                                     Class Z           Indefinite
         Strong Blue Chip Fund                       Investor          Indefinite
                                                     Advisor           Indefinite
         Strong Dividend Income Fund                 Investor          Indefinite
         Strong Energy Fund                          Investor          Indefinite
         Strong Growth and Income Fund               Investor          Indefinite
                                                     Advisor           Indefinite
                                                     Institutional     Indefinite'"

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on September 13, 2001 in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 10th day of December, 2001.


                                          STRONG CONSERVATIVE EQUITY
                                          FUNDS, INC.


                                          By: /S/ GILBERT L. SOUTHWELL III
                                             -------------------------------
                                              Gilbert L. Southwell, III
                                              Assistant Secretary




This instrument was drafted by:

Susan A. Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051